SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 24, 2002

Date of Report (date of earliest event reported)

BROADCOM CORPORATION

(Exact name of Registrant as specified in its charter)

California	000-23993	33-0480482

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16215 Alton Parkway, Irvine, California 92618

(Address of principal executive offices)

(949) 450-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE

ITEM 9.	REGULATION FD DISCLOSURE

     On December 24, 2002, Broadcom Corporation and its wholly owned subsidiary Broadcom (BVI) Limited purchased approximately 150 domestic and foreign patents and patent applications from UNOVA, Inc. for $24 million in cash. Broadcom and its subsidiary funded the transaction from cash on hand.

     The patents purchased relate to wireless local-area networking and wireless communications including dual-radio access points and hierarchical networks. In addition, Broadcom purchased UNOVA’s patents for dynamically switchable power supplies and personal video recorders.

This Current Report is not an admission as to the materiality of any information disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2002	BROADCOM CORPORATION, a California corporation

	By:	/s/ WILLIAM J. RUEHLE William J. Ruehle Vice President and Chief Financial Officer